UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2013

NEVADA GOLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52636	20-3724068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 E. Colorado Blvd., Suite 888

Pasadena, CA  91101

(Address of principal executive offices, including zip code)

(626) 683-7330

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Facsimile:  (212) 400-6901

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, David C. Mathewson resigned as a director of Nevada Gold Holdings, Inc. (the “Company”).  The Company believes Mr. Mathewson’s resignation was because of a general disagreement with the Company on matters relating to the conduct of its business.  Mr. Mathewson has delivered a letter to the Company concerning the circumstances surrounding his resignation, which letter is filed as an exhibit to this Report.  The Company disputes all of the assertions made by Mr. Mathewson in his letter.

The Company will:

(i)

provide Mr. Mathewson a copy of the disclosures contained in this Report no later than the day it is filed with the Securities and Exchange Commission (the “SEC”);

(ii)

provide Mr. Mathewson the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he or she agrees with the statements made by the Company in this Report and, if not, stating the respects in which he does not agree; and

(iii)

file any letter received by the Company from Mr. Mathewson with the SEC as an exhibit by an amendment to this Report within two business days after receipt by the Company.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is being filed with this Report.

Exhibit Number	Description

99.1	Resignation Letter dated March 21, 2013, of David C. Mathewson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 27, 2013

Nevada Gold Holdings, Inc.

By:  /s/ Jimmy Wang

Name:  Jimmy Wang

Title:  Controller